                                                                    EXHIBIT 16.1



                       [LETTERHEAD OF GRANT THORNTON LLP]



April 24, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Re:   Vestin Fund II, LLC
      File No. 333-52484

Commissioners:

We have read Item 4 of Form 8-K of Vestin Fund II, LLC, dated April 24, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ GRANT THORNTON LLP
------------------------
Grant Thornton LLP